UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2010

PERRIGO COMPANY

(Exact Name of Registrant as Specified in Charter)

MICHIGAN	0-19725	38-2799573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Eastern Avenue, Allegan, Michigan		49010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (269) 673-8451

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

See description below in Item 2.03.

ITEM 1.02.	Termination of a Material Definitive Agreement

On March 22, 2010, concurrent with the execution of the Merger Agreement (defined below in Item 2.01), Perrigo Company (“Perrigo”), J.P. Morgan Securities, Inc. (“JPMorgan”), and JPMorgan Chase Bank (“JPMCB”) had executed a commitment letter (the “Commitment Letter”) with respect to a 364-day senior term loan in an aggregate amount of up to $350 million (the “Facility”). As a result of Perrigo’s entry into the First Supplement to the Note Agreement (as defined and described below in Item 2.03), by a letter agreement dated April 30, 2010, Perrigo, JPMorgan, and JPMCB terminated the Commitment Letter and Perrigo did not utilize the Facility.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets

On May 3, 2010, Perrigo announced that on April 30, 2010, it had completed its merger with PBM Holdings, Inc. (“Holdings”), PBM Nutritionals, LLC (“Nutritionals” and together with Holdings, “PBM”), Pine Holdings Merger Sub, Inc., a wholly-owned subsidiary of Perrigo (“Holdings Merger Sub”), Pine Nutritionals Merger Sub, LLC, a wholly-owned subsidiary of Perrigo (“Nutritionals Merger Sub” and together with Holdings Merger Sub, the “Merger Subs”), and PBM Stakeholders, LLC, as the representative of the Stakeholders (defined below).

Effective April 30, 2010, pursuant to the Merger Agreement dated as of March 22, 2010 by and among PBM, the Merger Subs, and PBM Stakeholders, LLC, as the Stakeholders’ Representative (the “Merger Agreement”), (i) Holdings Merger Sub merged with and into Holdings, with Holdings surviving as a wholly-owned subsidiary of Perrigo; and (ii) Nutritionals Merger Sub merged with and into Nutritionals, with Nutritionals surviving as a wholly-owned subsidiary of Perrigo (collectively, the “Mergers”).

Pursuant to the Merger Agreement and as a result of the Mergers, Perrigo paid PBM’s stockholders, option holders, stock appreciation rights holders, unitholders and unit appreciation rights holders (collectively, the “Stakeholders”) an aggregate purchase price of $808 million, less proceeds used to retire certain PBM indebtedness, and subject to certain working capital and other adjustments as provided in the Merger Agreement (the “Merger Consideration”). The amount of the Merger Consideration was determined as a result of negotiations between Perrigo and PBM. Perrigo paid the full amount of the Merger Consideration in cash, funded through a combination of cash on hand, borrowings under Perrigo’s existing senior financing facilities, and additional senior debt issued pursuant to the First Supplement to the Note Agreement (as defined and described below in Item 2.03).

At the closing of the Mergers (the “Effective Time”), Perrigo paid $86.8 million of the Merger Consideration into two escrow accounts. The first escrow account, in the amount of $6 million, will be used to satisfy any obligations of the Stakeholders to pay post-closing adjustments to the purchase price and, if any portion of the escrow remains after satisfaction of the Stakeholders’ obligations, to reimburse the Stakeholders’ representative’s fees and expenses. Any amounts remaining in the post-closing adjustments escrow account after reimbursing the Stakeholders’ representative will be released to the Stakeholders. The second escrow account, in the amount of $80.8 million, will be the sole and exclusive remedy available to Perrigo if PBM’s representations and warranties fail to be true and correct (subject to certain materiality exceptions) at the signing or Effective Time, or if PBM breaches any of their covenants or agreements pursuant to the Merger Agreement (subject to certain specified exceptions). Any amounts remaining in the indemnity escrow account 18 months after the Effective Time, other than amounts set aside for claims pending at such time, will be used to reimburse the Stakeholders’ representative’s fees and expenses, if necessary, and then released to the Stakeholders. Additionally, Perrigo paid $10 million of the Merger Consideration into an account specified by the Stakeholders’ representative to cover expenses incurred by the Stakeholders’ representative in connection with its duties under the Merger Agreement.

In connection with the Mergers and concurrently with the execution of the Merger Agreement, (i) Paul B. Manning, the President and CEO of Holdings and Nutritionals, accepted an employment offer letter by Perrigo (the “Employment Offer Letter”); and (ii) Mr. Manning entered into a non-competition agreement with Perrigo (the “Manning Non-Competition Agreement”). The effectiveness of the Employment Offer Letter and the Manning Non-Competition Agreement was contingent upon the consummation of the Mergers.

Pursuant to the Employment Offer Letter, following the Effective Time, Mr. Manning will be employed as the Executive Vice President and General Manager of each of Holdings and Nutritionals. The Employment Offer Letter sets forth the terms and conditions of Mr. Manning’s employment and provides for, among other matters, (i) a base salary at a monthly rate of $100,000 and (ii) retirement benefits, fringe benefits and insurance coverages as are made available to Perrigo executives generally. Under the terms and conditions of the Employment Offer Letter, Mr. Manning will be employed for one year from the Effective Time. Mr. Manning may terminate his employment on not less than 45 days written notice or for good reason (as defined in the Employment Offer Letter). Perrigo may terminate Mr. Manning’s employment on not less than 45 days written notice or for cause (as defined in the Employment Offer Letter). If Mr. Manning’s employment is terminated by him for good reason or by Perrigo without cause and he thereafter delivers a general release, he will be entitled to a severance payment equal to his base salary from the date of termination through the one-year anniversary of the Effective Time.

Pursuant to the Manning Non-Competition Agreement, until the fifth anniversary of the Effective Time, Mr. Manning will not (i) compete, directly or indirectly, with the business conducted by PBM, (ii) solicit any employees of Perrigo or its affiliates, with limited exceptions, or (iii) disparage Perrigo or its affiliates. The Manning Non-Competition Agreement also provides that (a) while Mr. Manning is employed by Perrigo he will not compete, directly or indirectly, with any products or categories of products that are developed or manufactured by Perrigo or its affiliates and identified in the Manning Non-Competition Agreement, and (b) until the second anniversary of the Effective Time, Mr. Manning will not compete, directly or indirectly, with any of the products developed or manufactured by Perrigo or its affiliates and identified in the Manning Non-Competition Agreement.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, the Employment Offer Letter, and the Manning Non-Competition Agreement, which are Exhibits 2.1, 10.1, and 10.2, respectively, hereto and are incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Contemporaneously with the Mergers, on April 30, 2010, Perrigo entered into a First Supplement (the “First Supplement”) to the Master Note Purchase Agreement dated as of May 29, 2008 (the “Note Agreement”) with the institutional investors listed therein (together, the “Purchasers”) relating to the issuance by Perrigo in a private placement of (i) $115,000,000 in aggregate principal amount of its 4.91% Senior Notes, Series 2010-A, due April 30, 2017 (the “Series 2010-A Notes”); (ii) $150,000,000 in aggregate principal amount of its 5.45% Senior Notes, Series 2010-B, due April 30, 2020 (the “Series 2010-B Notes”); and (iii) $150,000,000 in aggregate principal amount of its 5.55% Senior Notes, Series 2010-C, due April 30, 2022 (the “Series 2010-C Notes”, and together with the Series 2010-A Notes and the Series 2010-B Notes, referred to herein as the “Series 2010 Notes”). The Series 2010 Notes, together with the Series 2008 Notes previously issued pursuant to the Note Agreement and each series of additional notes that may from time to time hereafter be issued pursuant to the Note Agreement, are collectively referred to herein as the “Notes”. Perrigo used part of the proceeds from the sale of the Series 2010 Notes contemporaneously with the Mergers to fund a portion of the Merger Consideration and to pay fees and expenses related to the Mergers and will use the remainder of the proceeds for general corporate purposes.

The obligations under the Notes are guaranteed by certain of Perrigo’s subsidiaries, and Perrigo will cause each of Holdings and Nutritionals to join as subsidiary guarantors as required by and in accordance with the timeframe provided in the First Supplement. The Notes are secured, on a ratable basis with bank debt, by a lien on certain collateral of Perrigo and its subsidiaries.

Interest on the Series 2010 Notes is payable semiannually on April 30 and October 30 in each year, commencing on October 30, 2010. To the extent permitted by law, any overdue payment of principal, interest, or any Make-Whole Amount (as defined in the First Supplement and Note Agreement) shall bear interest, payable semiannually as aforesaid, at a rate per annum from time to time equal to the greater of (i) 6.91%, in the case of the Series 2010-A Notes; (ii) 7.45%, in the case of the Series 2010-B Notes; (iii) 7.55%, in the case of the Series 2010-C Notes; or (iv) 2% over the “base” or “prime” rate publicly announced by JPMCB from time to time in New York, New York.

Upon notice as provided in the First Supplement, Perrigo may prepay at any time all or any part of the Series 2010 Notes in an amount not less than $2,000,000 in the aggregate (the “Optional Prepayments”). Each Optional Prepayment shall be at a price of 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. In addition, Perrigo must offer to prepay the Notes upon a change of control (as defined in the Note Agreement).

In the First Supplement, Perrigo makes certain representations and warranties to the Purchasers and, while any of the Notes are outstanding, agrees to comply with certain affirmative covenants addressing, among other matters, the maintenance of its corporate existence, compliance with laws, and the provision of certain financial information and reports to the Purchasers. Perrigo also agrees to be bound by certain negative covenants while the Notes are outstanding addressing, among other matters, debt and interest expense limitations, additional liens, mergers or consolidations, and sale of assets. Additionally, Perrigo agrees, among other matters, that it will not permit (i) the Consolidated Leverage Ratio, as of the end of any fiscal quarter, to be greater than 3.25 to 1.00 (subject to certain exceptions) (the “Consolidated Leverage Ratio Covenant”); (ii) the ratio of Consolidated EBIT to Consolidated Interest Expense, in each case for the then most recently completed four fiscal quarters, to be less than 3.00 to 1.00 at any time (the “Interest Coverage Covenant”); and (iii) Priority Debt to exceed 15% of the Consolidated Adjusted Total Assets as of the end of the most recently completed fiscal quarter (the “Priority Debt Covenant”). Upon the consummation of a Qualified Acquisition (as defined in the Note Agreement), Perrigo may increase the permitted Consolidated Leverage Ratio (as defined in the Note Agreement) to be no greater than 3.50 to 1.00, provided that under such circumstance the interest rate otherwise payable on the Notes shall be increased by 0.75%.

Upon the occurrence of an Event of Default (which, as more fully defined in the Note Agreement, would include, among other matters, nonpayment of the principal of or interest on the Notes when due or a breach of any covenants contained in the Note Agreement or, as more fully defined in the First Supplement, would include, among other matters, the failure by Perrigo to comply with the Consolidated Leverage Ratio Covenant or the Interest Coverage Covenant as of the end of any fiscal quarter of Perrigo or failure by Perrigo to comply with the Priority Debt Covenant at any time), the Purchasers may declare the entire principal amount of the Notes, together with the Make-Whole Amount and all accrued interest, to be immediately due and payable.

Under the terms of the Note Agreement, Perrigo may from time to time issue additional series of Notes, which may be fixed rate or floating rate notes, provided that the aggregate principal amount of all Notes issued pursuant to the Note Agreement not exceed $1,200,000,000. The terms of any additional Notes will be specified in an additional supplement to the Note Agreement.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Agreement and the First Supplement, which are Exhibits 10.3 and 10.4, respectively, hereto and are incorporated herein by reference. Any terms not defined herein shall have the meaning as set forth in the Note Agreement and the First Supplement.

ITEM 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

In accordance with Item 9.01(a)(4) of Form 8-K, the required financial statement information with respect to PBM will be filed with the Securities and Exchange Commission as soon as practicable, but not later than 71 calendar days after the date on which this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

In accordance with Item 9.01(b)(2) of Form 8-K, the required pro forma financial information with respect to the acquisition of PBM will be filed with the Securities and Exchange Commission as soon as practicable, but not later than 71 calendar days after the date on which this Form 8-K is required to be filed.

(d)	Exhibits

2.1	Merger Agreement, dated as of March 22, 2010, by and among PBM Holdings, Inc., PBM Nutritionals, LLC, Perrigo Company, Pine Holdings Merger Sub, Inc., Pine Nutritionals Merger Sub, Inc., and PBM Stakeholders, LLC, as the Stakeholders’ Representative, incorporated by reference from Exhibit 2.1 to the Registrant’s Form 8-K filed on March 24, 2010.

10.1	Employment Offer Letter from Perrigo Company to Paul B. Manning, dated as of March 22, 2010, incorporated by reference from Exhibit 10.1 to the Registrant’s Form 8-K filed on March 24, 2010.

10.2	Non-Competition Agreement by and between Perrigo Company and Paul B. Manning, dated as of March 22, 2010, incorporated by reference from Exhibit 10.2 to the Registrant’s Form 8-K filed on March 24, 2010.

10.3	Master Note Purchase Agreement dated as of May 29, 2008 by and among Perrigo Company and the Purchasers listed therein, incorporated by reference from Exhibit 10.1 to the Registrant’s Form 8-K filed on May 30, 2008.

10.4	First Supplement to Master Note Purchase Agreement dated as of April 30, 2010 by and among Perrigo Company and the Purchasers listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY
(Registrant)
Date: May 5, 2010
	By:	/s/ Todd W. Kingma
Todd W. Kingma
Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

2.1	Merger Agreement, dated as of March 22, 2010, by and among PBM Holdings, Inc., PBM Nutritionals, LLC, Perrigo Company, Pine Holdings Merger Sub, Inc., Pine Nutritionals Merger Sub, Inc., and PBM Stakeholders, LLC, as the Stakeholders’ Representative, incorporated by reference from Exhibit 2.1 to the Registrant’s Form 8-K filed on March 24, 2010.

10.1	Employment Offer Letter from Perrigo Company to Paul B. Manning, dated as of March 22, 2010, incorporated by reference from Exhibit 10.1 to the Registrant’s Form 8-K filed on March 24, 2010.

10.2	Non-Competition Agreement by and between Perrigo Company and Paul B. Manning, dated as of March 22, 2010, incorporated by reference from Exhibit 10.2 to the Registrant’s Form 8-K filed on March 24, 2010.

10.3	Master Note Purchase Agreement dated as of May 29, 2008 by and among Perrigo Company and the Purchasers listed therein, incorporated by reference from Exhibit 10.1 to the Registrant’s Form 8-K filed on May 30, 2008.

10.4	First Supplement to Master Note Purchase Agreement dated as of April 30, 2010 by and among Perrigo Company and the Purchasers listed therein.

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